                                                             Page 40 of 59 Pages

                                                                       Exhibit 3

                             Executive Officers and
                       Members of Conseil d'Administration
                                       of
                        AXA ASSURANCES I.A.R.D. MUTUELLE

            The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 21, rue de Chateaudun, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.

            Name, Business Address           Present Principal Occupation
            ----------------------           ----------------------------
       *  Claude Bebear                    Chairman; Chairman of the Executive
          23, avenue Matignon              Board, AXA-UAP
          75008 Paris, France

          Jean-Luc Bertozzi                Executive Officer

       *  Jean-Pierre Chaffin              Manager, Federation de la Metallurgie
          5, rue la Bruyere                (industry)
          75009 Paris, France

       *  Gerard Coutelle                  Retired

       *  Henri de Castries                Senior Executive Vice President,
          23, avenue Matignon              Financial Services and Life Insurance
          75008 Paris, France              Activities (U.S. & U.K.), AXA-UAP

       *  Jean-Rene Fourtou                Chairman and Chief Executive Officer,
          25, quai Paul Doumer             Rhone-Poulenc S.A. (industry)
          92408 Courbevoie, France

       *  Patrice Garnier                  Retired
          Latreaumont
          76360 Baretin, France

       *  Henri Lachmann                   Chairman and Chief Executive Officer,
          56, rue Jean Giraudoux           Strafor Facom (office furniture)
          67000 Strasbourg, France

                                                             Page 41 of 59 Pages

            Name, Business Address           Present Principal Occupation
            ----------------------           ----------------------------
       *  Francois Richer                  Retired

       *  Georges Rousseau                 Retired
          2, rue des Mouettes
          76130 Mont Saint Aignan,
           France

       *  Claude Tendil                    Chief Executive Officer; Senior
                                           Executive Vice President, French
                                           Insurance Activities, AXA-UAP

       *  Nicolas Thiery                   Chairman and Chief Executive Officer,
          6 Cite de la Chapelle            Etablissements Jaillard (management
          75018 Paris, France              consulting)

       *  Francis Vaudour                  Chief Executive Officer, Segafredo
          14, boulevard Industriel         Zanetti France S.A. (coffee importing
          76301 Sotteville les Rouen,      and processing)
           France

-------------------------------------------
    *  Member, Conseil d'Administration